      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 1998

                                                         Registration No. 333-

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                               FORE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                      25-1628117
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

           1000 FORE DRIVE
       WARRENDALE, PENNSYLVANIA                                     15086-7502
(Address of Principal Executive Offices)                            (Zip Code)



              BERKELEY NETWORKS, INC. SUBSTITUTE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 THOMAS J. GILL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               FORE SYSTEMS, INC.
                                 1000 FORE DRIVE
                       WARRENDALE, PENNSYLVANIA 15086-7502
                     (Name and Address of Agent for Service)

                                 (724) 742-4444
          (Telephone Number, Including Area Code, of Agent for Service)

                         Copy of all communications to:
                             CHRISTOPHER H. GEBHARDT
                 VICE PRESIDENT, CORPORATE COUNSEL AND SECRETARY
                               FORE SYSTEMS, INC.
                                 1000 FORE DRIVE
                       WARRENDALE, PENNSYLVANIA 15086-7502
                                 (724) 742-7658

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================

                                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
                                              AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING        REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED          REGISTERED             SHARE(1)                PRICE(1)                FEE(1)
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.01 PER SHARE
BERKELEY NETWORKS, INC. SUBSTITUTE STOCK     618,999 shares           $20.0315               $12,399,479              $3,658
OPTION PLAN
====================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(h) on the basis of the average of the high and low sales prices for the Common Stock on September 18, 1998 as reported on The Nasdaq National Market.
===============================================================================

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by FORE Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement on Form S-8 (the "Registration Statement"):

         1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998;

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998;

         3.       The Company's Current Report on Form 8-K dated September 11,
                  1998;

         4. The Company's Current Report on Form 8-K/A dated September 11, 1998; and

         5. The description of the Company's Common Stock, par value $.01 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Berkeley Networks, Inc. Substitute Stock Option Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock to be issued under this Registration Statement will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania. As of September 25, 1998, Marlee S. Myers, a partner of Morgan, Lewis & Bockius LLP, held options to acquire up to 40,000 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Company's Amended and Restated Certificate of Incorporation, as amended, provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article V of the Company's Second Amended and Restated By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article V further permits the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. The Company maintains directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


 EXHIBIT NO.                                           DESCRIPTION
------------         ---------------------------------------------------------------------------------
     4.1             Amended and Restated  Certificate  of  Incorporation  of FORE Systems,  Inc. (as
                     amended  by  Certificate  of  Amendment  dated  May 6,  1996)  (incorporated  by reference to Exhibit 3.1 to the Company's Annual Report on
                     Form 10-K for the fiscal year ended March 31, 1996).

     4.2             Second Amended and Restated By-Laws of FORE Systems, Inc.
                     (as amended through March 5, 1997) (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997).

     5.1             Opinion of Morgan,  Lewis & Bockius  LLP as to the  legality  of the  securities being registered (filed herewith).

    23.1             Consent of Morgan,  Lewis & Bockius LLP  (included  in opinion  filed as Exhibit
                     5.1).

    23.2             Consent of PricewaterhouseCoopers LLP (filed herewith).

    23.3             Consent of PricewaterhouseCoopers LLP (filed herewith).

    24.1             Power  of  Attorney  (set  forth  on the  signature  page of  this  Registration
                     Statement).

    99.1             Berkeley Networks, Inc. Substitute Stock Option Plan (filed herewith).


ITEM 9.  UNDERTAKINGS.

         (1) The undersigned registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Warrendale, Commonwealth of Pennsylvania on September 25, 1998.

                                          FORE Systems, Inc.


                                      By: /s/ THOMAS J. GILL
                                          -------------------------------------
                                          Thomas J. Gill
                                          President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric C. Cooper and Thomas J. Gill, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                    Title                                     Date
              ---------                                    -----                                     ----

  /s/ ERIC C. COOPER                   Chairman and a Director                                September 25, 1998
  ------------------------------
  Eric C. Cooper

  /s/ THOMAS J. GILL                   President and Chief Executive Officer (Principal       September 25, 1998
  ------------------------------       Executive Officer) and a Director
  Thomas J. Gill

  /s/ ROBERT D. SANSOM                 Senior Vice President and Chief Technical              September 25, 1998
  ------------------------------       Officer and a Director
  Robert D. Sansom

  /s/ BRUCE E. HANEY                   Senior Vice President and Chief Financial              September 25, 1998
  ------------------------------       Officer (Principal Financial Officer)
  Bruce E. Haney

  /s/ GARY J. BRUNNER                  Vice President, Controller and Treasurer               September 25, 1998
  ------------------------------       (Principal Accounting Officer)
  Gary J. Brunner

  /s/ JOHN C. BAKER                    Director                                               September 25, 1998
  ------------------------------
  John C. Baker

                                       Director                                               September 25, 1998
  ------------------------------
  Daniel W. McGlaughlin

                                       Director                                               September 25, 1998
  ------------------------------
  Daniel R. Hesse

  /s/ JOHN T. LAMACCHIA                Director                                               September 25, 1998
  ------------------------------
  John T. LaMacchia

                                  EXHIBIT INDEX


 EXHIBIT NO.                          DESCRIPTION
 -----------         -----------------------------------------------------
      5.1            Opinion of Morgan, Lewis & Bockius LLP.

     23.2            Consent of PricewaterhouseCoopers LLP.

     23.3            Consent of PricewaterhouseCoopers LLP.

     99.1            Berkeley Networks, Inc. Substitute Stock Option Plan.